UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2015

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 25, 2015, Essex Crane Rental Corp. ("Essex Crane" or the "Company"), a wholly-owned subsidiary of Essex Rental Corp., entered into a Fourth Forbearance Agreement (the "Forbearance Agreement"), effective as of November 23, 2015, by and among Essex Crane, Wells Fargo Capital Finance LLC, as Administrative Agent and itself as a lender, PNC Bank, National Association, Alostar Bank of Commerce, Kayne Senior Credit Fund (QP) L.P., Kayne Senior Credit Fund L.P., 1492 Capital LLC, and Medley Capital Corporation as lenders. In connection with the Forbearance Agreement, Essex Holdings, LLC ("Holdings") executed a Consent and Reaffirmation of its guaranty obligations to the Agent and Lenders, which is an exhibit to the Forbearance Agreement. The Forbearance Agreement and the Consent and Reaffirmation are the direct result of the previously disclosed events of default under the Essex Crane Fourth Amended and Restated Credit Agreement (the “Essex Crane Revolving Credit Facility”).

Under the terms of the Forbearance Agreement, Essex Crane is permitted to request additional revolving loans under the Essex Crane Revolving Credit Facility through the period ended March 14, 2016. In exchange, Essex Crane is required to engage an asset disposition firm for the purposes of marketing, selling and disposing of the Company's non-core assets. The sale of these non-core, or under-utilized, assets is not anticipated to have a significant impact on the Company's future rental revenue cash flow. Additionally, Essex Crane is required to engage an investment banker for the purposes of preparing, marketing and consummating strategic alternatives, including the sale of all, or substantially all, of the assets of Essex Crane. The Company cannot ensure that Essex Crane will be able to effect any such actions in a timely manner, on satisfactory terms, or at all, in which case, Essex Crane may need to seek protection from its creditors under applicable law or consider other restructuring and recapitalization transactions. The complete description of all terms and conditions is provided in the full text of the Forbearance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The agent and lenders have reserved all of their respective rights and remedies available under the Essex Crane Revolving Credit Facility and applicable law as a result of the events of default or any other events of default that may otherwise occur at any time.

Subject to the terms of the Forbearance Agreement, the Company expects that it will be able to continue to use the Essex Crane Revolving Credit Facility to fund operations during the term of the Forbearance Agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1
Fourth Forbearance Agreement, dated November 23, 2015, by and between Essex Crane Rental Corp., Wells Fargo Capital Finance LLC, as agent and itself as a lender, PNC Bank, National Association, Alostar Bank of Commerce, Kayne Senior Credit Fund (QP) L.P., Kayne Senior Credit Fund L.P., 1492 Capital LLC and Medley Capital Corporation as lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: December 1, 2015	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer